Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191690) of Taminco Corporation of our report dated 19 March 2013 with respect to the consolidated financial statements and schedule of Taminco Group Holdings S.à r.l., which appears in this Form 10-K.

Ghent, Belgium

28 February 2014

Ernst & Young Bedrijfsrevisoren BCVBA

Represented by

/s/ Lieve Cornelis

Lieve Cornelis

Partner